UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 4, 2006
eLOYALTY CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-27975 (Commission File Number)	36-4304577 (IRS Employer Identification No.)

150 North Field Drive, Suite 250, Lake Forest, Illinois	60045
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (847) 582-7000
Check the appropriate box below if the Form 8-K/A (Amendment No. 1) filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant
     As previously disclosed in a Current Report on Form 8-K filed by eLoyalty Corporation (“eLoyalty”) with the Securities and Exchange Commission (the “SEC”) on May 9, 2006 (the “May 9 Form 8-K”), the Audit Committee of the Board of Directors of eLoyalty Corporation on May 4, 2006 selected Grant Thornton LLP to be the independent registered public accounting firm for eLoyalty for the year ending December 30, 2006, and dismissed PricewaterhouseCoopers LLP (“PwC”) in that capacity. PwC’s dismissal was to become final once PwC completed its procedures regarding eLoyalty’s unaudited interim financial statements as of and for the quarter ended April 1, 2006 and the Form 10-Q in which such unaudited interim financial statements will be included. This Form 8-K/A (Amendment No. 1) amends the May 9 Form 8-K. The Form 10-Q was filed with the SEC on May 12, 2006 and on that date PWC’s tenure as the independent registered public accounting firm for the Company ended.
     PwC’s reports on eLoyalty’s financial statements as of December 31, 2005 and January 1, 2005 and for the years then ended did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. During the years ended December 31, 2005 and January 1, 2005 and through May 12, 2006, there were no disagreements with PwC on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of PwC, would have caused PwC to make reference thereto in their reports on the financial statements for such years. During the years ended December 31, 2005 and January 1, 2005 and through May 12, 2006, there were no “reportable events” as defined in Item 304 (a)(1)(v) of Regulation S-K.
     eLoyalty has requested PwC to furnish it a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of that letter, dated May 15, 2006 is filed as Exhibit 99.1 to this Form 8-K/A (Amendment No. 1).
Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Exhibit
99.1	Letter from PricewaterhouseCoopers LLP to the Securities and Exchange Commission dated May 15, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eLOYALTY CORPORATION
Date: May 15, 2006	By:	/S/ STEVEN C. POLLEMA
Steven C. Pollema
Chief Financial Officer

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